Exhibit 5.1

[BNYM Letterhead]

June 25, 2013

The Bank of New York Mellon Corporation,

One Wall Street,

New York, NY 10286.

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

c/o The Bank of New York Mellon Corporation,

One Wall Street,

New York, New York 10286

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), by The Bank of New York Mellon Corporation, a Delaware corporation (the “Company”), and each of BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX and BNY Capital X, each a Delaware statutory business trust (each a “Trust”, and, collectively, the “Trusts”). The Registration Statement registers the following securities of the Company under the Act:

•	senior, senior subordinated and junior subordinated debt securities of the Company (the “Debt Securities”);

•

common stock of the Company, par value $0.01 per share (the “Common Stock”), including shares of Common Stock initially issuable upon settlement of Stock Purchase Contracts or conversion, exercise or exchange of any Debt Securities, Preferred Stock, Stock Purchase Units or Warrants that are convertible into, or exercisable or exchangeable for, Common Stock;

•

preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), including shares of Preferred Stock initially issuable upon settlement of Stock Purchase Contracts or conversion, exercise or exchange of any Depositary Shares, Debt Securities, Stock Purchase Units or Warrants that are convertible into, or exercisable or exchangeable for, Preferred Stock;

The Bank of New York Mellon Corporation	-2-

•

depositary shares of the Company (the “Depositary Shares”), evidenced by depositary receipts (the “Depositary Receipts”) representing fractional shares of Preferred Stock, including Depositary Shares initially issuable upon settlement of Stock Purchase Contracts or conversion, exercise or exchange of any Stock Purchase Units or Warrants that are convertible into, or exercisable or exchangeable for, Depositary Shares;

•	warrants to purchase Depositary Shares, Debt Securities, Common Stock or Preferred Stock of the Company (the “Warrants”);

•	stock purchase contracts to purchase a specified number of shares of Common Stock, Depositary Shares or Preferred Stock of the Company at a future date or dates (the “Stock Purchase Contracts”);

•

units consisting of an interest in Debt Securities, Warrants or Stock Purchase Contracts, or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock, Depositary Shares or Preferred Stock under the Stock Purchase Contracts (the “Stock Purchase Units”); and

•

unconditional and irrevocable guarantees (the “Trust Preferred Securities Guarantees”), to be issued by the Company under one or more Guarantee Agreements (the “Guarantee Agreements”) that are expected to be entered into between the Company and Manufacturers and Traders Trust Company, as trustee (including any successor trustee), of certain payments and obligations of each of the Trusts with respect to Trust Preferred Securities proposed to be issued by each such Trust.

The Registration Statement also registers preferred securities of the Trusts representing beneficial ownership interests in such Trusts (the “Trust Preferred Securities”) under the Act. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants, the Trust Preferred Securities and the Trust Preferred Securities Guarantees are referred to herein collectively as the “Securities.”

I have acted as counsel for the Company in connection with the proposed issue and sale of the Securities. I, as counsel for the Company, or attorneys under my supervision, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

The Bank of New York Mellon Corporation	-3-

Upon the basis of such examination, it is my opinion that:

(1) When the Registration Statement has become effective under the Act, when the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company and duly established in conformity with the applicable Indenture, when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and duly issued and sold as contemplated by the Registration Statement and a duly authorized sale agreement of the Company, and if all of the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities will constitute valid and binding obligations of the Company subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law. The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, as well as any Warrants that may be issued pursuant to an applicable Indenture.

(2) When the Registration Statement has become effective under the Act, when the terms of the Common Stock and of their issuance and sale have been duly authorized and established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and when the shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and a duly authorized sale agreement of the Company, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered in the opinion in this paragraph include any shares of Common Stock of the Company that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(3) When the Registration Statement has become effective under the Act, when the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, when a Certificate of Designations with respect to the Preferred Stock of such series has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware, and when the shares of the Preferred Stock of such series have been duly issued and sold as contemplated by the Registration Statement and a duly authorized sale agreement of the Company, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable. The Preferred Stock covered in the opinion in this paragraph include any shares of Preferred Stock of the Company that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

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(4) When the Registration Statement has become effective under the Act, when the related deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, when the terms of the Preferred Stock of a particular series and of its issuance and sale, and the terms of the Depositary Shares and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and the related depositary agreement, when a Certificate of Designations with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the State of Delaware, when the shares of the Preferred Stock of such series have been duly issued and sold as contemplated by the Registration Statement and the related depositary agreement and duly delivered to the applicable depositary, and when the Depositary Receipts evidencing the Depositary Shares have been issued against deposit of the Preferred Stock in accordance with the related depositary agreement and duly issued and sold as contemplated by the Registration Statement and the related depositary agreement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law. The Depositary Shares covered in the opinion in this paragraph include any Depositary Shares of the Company that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(5) When the Registration Statement has become effective under the Act, when the terms of the Stock Purchase Contracts or Stock Purchase Units and of their issuance and sale have been duly authorized by the Company, when such Stock Purchase Contracts or Stock Purchase Units have been duly issued and sold as contemplated by the Registration Statement and a related pledge agreement has been duly authorized, executed and delivered by the parties thereto, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Contracts or Stock Purchase Units will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

The Bank of New York Mellon Corporation	-5-

(6) When the Registration Statement has become effective under the Act, when the terms of the Warrants and of their issuance and sale have been duly authorized by the Company and duly established in conformity with the applicable warrant agreement, when the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and duly issued and sold as contemplated by the Registration Statement and a duly authorized sale agreement of the Company, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued upon exercise or otherwise pursuant to the terms of any other Securities but do not include any Warrants that may be required to be issued under an indenture qualified under the Trust Indenture Act of 1939.

(7) When the Registration Statement has become effective under the Act, when the terms of each Trust Preferred Securities Guarantee and of its issuance have been duly authorized by the Company, when the applicable Guarantee Agreement has been duly authorized, executed and delivered by the parties thereto and such Trust Preferred Securities Guarantees have been issued as contemplated by the Registration Statement and a duly authorized sale agreement of the Company, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Trust Preferred Securities Guarantee will constitute a valid and binding obligation of the Company, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

The foregoing opinion is limited to the Federal laws of the United States, the corporate and statutory trust laws of the State of Delaware and the laws of the State of New York and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

With your approval, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

The Bank of New York Mellon Corporation	-6-

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the related Prospectus under the caption “Validity of Securities.” By giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Craig T. Beazer

Craig T. Beazer

Chief Securities Counsel